UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 18, 2014

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	001-35083	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 266-5700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 18, 2014, GSI Group Inc. (the “Company,” “Parent” or “GSI”) and GSI Group Corporation, a wholly-owned subsidiary of the Company (the “Purchaser” ), entered into an Equity Purchase Agreement (the “Purchase Agreement”) with the equity holders of JADAK, LLC (the “LLC”), JADAK Technologies, Inc. (the “Corporation”), and Advanced Data Capture Corporation (“ADCC” and together with the LLC and the Corporation, the “Acquired Companies”) to purchase 100% of the outstanding equity interests of the Acquired Companies. The transaction contemplated by the Purchase Agreement is expected to close in March 2014.

Pursuant to the terms of the Purchase Agreement, the aggregate purchase price for the outstanding equity interests of the Acquired Companies will be $93.5 million in cash, subject to certain customary working capital adjustments. The total purchase price will be financed using a combination of cash on hand and the Company’s newly amended $215.6 million credit facility.

The Purchase Agreement contains customary representations and warranties of the Acquired Companies, the equity holders of the Acquired Companies (the “Sellers”), the Company and the Purchaser. The parties also have agreed to customary pre-closing and post-closing covenants and indemnities based on breaches of the representations and warranties or covenants. A portion of the consideration paid to the Sellers will be held in escrow for purchase price adjustment and indemnification purposes.

The consummation of the transaction contemplated by the Purchase Agreement is subject to a number of customary closing conditions, including the antitrust review under the Hart-Scott-Rodino Antitrust Improvements Act and the expiration of the waiting period thereunder.

The Purchase Agreement may be terminated prior to the closing of the transaction contemplated by the Purchase Agreement by (1) mutual consent of the Purchaser and the Sellers, (2) the Purchaser or the Sellers if the closing of the transaction contemplated by the Purchase Agreement has not been completed by March 31, 2014, (3) the Purchaser if the Acquired Companies experience a material adverse change in the business operating conditions or financial conditions of the Acquired Companies, (4) the Purchaser or the Sellers if the transaction contemplated by the Purchase Agreement have been permanently enjoined or, (5) the Purchaser or the Sellers upon certain breaches of the Purchase Agreement by the other party.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full agreement attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On February 18, 2014, the Company issued a press release with respect to the agreement reached to acquire the Acquired Companies. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference.

The information contained in Exhibit 99.1 is furnished under this Item 7.01 and shall not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing thereunder or under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit #	Description

10.1	Equity Purchase Agreement dated February 18, 2014, by and among GSI Group Inc., GSI Group Corporation, JADAK, LLC, JADAK Technologies, Inc., Advanced Data Capture Corporation and the equity holders signatory thereto. (The registrant hereby agrees to furnish supplementally a copy of any omitted schedules to the Commission upon request.)

99.1	Press Release dated February 18, 2014 of GSI Group Inc. announcing the agreement to acquire JADAK, LLC, JADAK Technologies, Inc. and Advanced Data Capture Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI Group Inc.
(Registrant)

Date: February 18, 2014	By:	/s/ Robert J. Buckley
Robert J. Buckley
Chief Financial Officer